Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  October 16, 2012

RICK'S CABARET INTERNATIONAL, INC.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed on August 9, 2012, our wholly owned subsidiary, Jaguars Holdings, Inc. (“JHI”), entered into a Commercial Contract – Improved Properties (the “Real Estate Agreement”) on August 3, 2012 with 12 entities owned by Bryan S. Foster (collectively, the “Real Estate Sellers”). The Real Estate Sellers owned the real estate where 11 adult cabarets are located (collectively, the “Real Estate Properties”), which adult cabarets were purchased by our subsidiaries in a related transaction contemplated by a Purchase Agreement (as described below). The Real Estate Agreement provided for JHI to acquire the Real Estate Properties from the Real Estate Sellers for aggregate consideration of $10,000,000, including (i) $350,000 cash at closing of the Real Estate Agreement, (ii) $9,000,000 pursuant to a secured promissory note (the “Real Estate Note”), and (iii) 12 years from the date of closing, a one time payment of $650,000. On October 16, 2012, the parties entered into an Amendment to Commercial Contract – Improved Properties. The Amendment extended the outside closing date of the Real Estate Agreement and reduced both the principal amount of the Real Estate Note to $8,966,276.41 and the number of installment payments thereunder, thereby reducing the aggregate consideration received to $9,966,276.41. The amendments to the Real Estate Note were in connection with delays in the closing of the Real Estate Agreement.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 16, 2012, JHI closed the transactions contemplated by the Real Estate Agreement, and completed the acquisitions of the Real Estate Properties. As consideration for the purchase of the Real Estate Properties, JHI paid to the Real Estate Sellers at closing $350,000 cash and $8,966,276.41 pursuant to the Real Estate Note. Due 12 years from the date of closing, JHI will also make a one time payment of $650,000 to the Real Estate Sellers, pursuant to the terms of the Real Estate Agreement. The Real Estate Note bears interest at the rate of 9.5% per annum, is payable in 143 equal monthly installments and is secured by the Real Estate Properties.

As previously reported on September 20, 2012, our wholly owned subsidiary, Jaguars Acquisition, Inc. (“JAI”) and its subsidiaries closed certain transactions on September 17, 2012, as contemplated by the Purchase Agreement (the “Purchase Agreement”) with Bryan S. Foster and 13 entities owned by him, thereby completing the acquisition of nine of 11 adult cabarets (collectively, the “Foster Clubs”). Final permitting was later obtained in the local jurisdictions of the remaining two Foster Clubs, and JAI completed the acquisition of those clubs, which are located in Beaumont and Longview, Texas. Accordingly, the closing documents for those two clubs have been released. Additionally, on October 16, 2012, JAI and its subsidiaries paid Foster the remaining $500,000 in cash pursuant to the Purchase Agreement, which amount had previously been withheld pending closing of the Real Estate Agreement.

A copy of the Amendment to Commercial Contract – Improved Properties is attached hereto as Exhibit 10.1. A copy of the press release relating to the closing of the transactions contemplated by the Real Estate Agreement is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

The financial statements required to be filed by Item 9.01(a) of Form 8-K will be filed by amendment no later than December 3, 2012.

(b) Pro forma financial information.

The financial statements required to be filed by Item 9.01(b) of Form 8-K will be filed by amendment no later than December 3, 2012.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Commercial Contract – Improved Properties
99.1	Press Release dated October 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: October 19, 2012	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer